UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2001

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-19508 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On August 15, 2001 the Company issued the following press release.

FOR IMMEDIATE RELEASE
CONTACT:	William E. Rowe Stewart Enterprises, Inc. 110 Veterans Memorial Boulevard Metairie, Louisiana 70005 504/837-5880

STEWART ENTERPRISES ANNOUNCES COMPLETION OF THE
SALE OF ITS MEXICAN OPERATIONS AND FURTHER DEBT REDUCTION

METAIRIE, LA, August 15, 2001 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEI) announced today that it has completed the sale of its Mexican operations. The proceeds from the sale were approximately US$ 72 million. The proceeds, net of transaction expenses, and cash on hand will be used to retire the $75 million asset sale term loan the Company entered into in its debt refinancing on June 29, 2001. The Company's debt outstanding after the asset sale term loan is retired will be $776 million. The revenues, operating earnings and EBITDA of the Mexican operations in fiscal year 2000 presented on a pro forma basis for SAB 101 were $22.8 million, $10.1 million and $12.7 million, respectively.

William E. Rowe, President and Chief Executive Officer, stated, "On June 29, 2001, we announced that we had completed our plan to refinance substantially all of our long-term debt. Today, we are very pleased to announce additional progress in our Company's deleveraging strategy of reducing our overall debt over the next two to three years to approximately $500 million and our debt to EBITDA ratio to about a 2.5 multiple. We expect this to be the first of several announcements of debt reduction as we proceed with our plans to sell our foreign operations."

(continued)

Mr. Rowe continued, "We want to thank all of our employees in Mexico for their hard work and dedication. We are confident that Jardines del Tiempo, S.A. de C.V., the largest death care provider in Mexico, will continue to provide the same high level of service and value to the families in Mexico that we have been privileged to serve."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 606 funeral homes and 161 cemeteries in North America, South America, Europe and the Pacific Rim.

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the economy, death rate, competition and consumer preferences in the Company's domestic and foreign markets; the Company's ability to increase prices, retain market share, and meet preneed sales targets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to access capital markets including the secondary equity and debt markets; the Company's ability to achieve economies of scale and manage growth; the performance of acquired businesses; the Company's success with its internal growth strategies, operating initiatives and cash flow initiatives; the effects, timing and pricing of possible asset sales; the Company's ability to enter new markets; the effect of unanticipated legal proceedings and unanticipated outcomes of legal proceedings; and changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 2001. The Company assumes no obligation to update information contained herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

August 15, 2001	/s/ Michael G. Hymel
Michael G. Hymel Vice President Corporate Controller and Chief Accounting Officer